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EXHIBIT 23.1 Consent of Weed & Co. L.P.

                                WEED & CO. L.P.
     4695 MACARTHUR COURT, SUITE 1450, NEWPORT BEACH, CALIFORNIA 92660-2164
               TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                December 10, 2001


Board of Directors
American IDC Corp.
1904 11th Street, Suite 1
Santa Monica, CA 90404


     Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Richard O. Weed
                                        ---------------------------
                                        Richard O. Weed